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EXHIBIT 12

                       MANUFACTURED HOME COMMUNITIES, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)

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
                                                                For the Years Ended December 31,
                                                     2002         2001           2000          1999          1998
                                                ---------------------------------------------------------------------
Income before allocation to Minority
   Interests and extraordinary loss on early
   extinguishment of debt                        $   56,623    $   51,544    $    52,701     $  36,835     $  35,663

Fixed Charges
                                                     61,981        62,557         64,532        56,619        49,693
                                                ---------------------------------------------------------------------

Earnings                                         $  118,604    $  114,101    $   117,233     $  93,454     $  85,356
                                                =====================================================================


Interest incurred                                $   49,718    $   50,197    $    52,317     $  53,134     $  49,160
Amortization of deferred financing costs              1,011         1,108            963           641
                                                                                                                 533
Perpetual Preferred OP Unit Distributions            11,252        11,252         11,252         2,844           ---
                                                ---------------------------------------------------------------------

Fixed Charges                                    $   61,981    $   62,557    $    64,532     $  56,619     $  49,693
                                                =====================================================================


Earnings/Fixed Charges                                 1.91          1.82           1.82          1.65          1.72
                                                =====================================================================
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